Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Enveric Biosciences, Inc. for the year ended December 31, 2024.

/s/ Marcum llp

Morristown, New Jersey

December 19, 2025